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                                                                    EXHIBIT 4.01



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       OKLAHOMA GAS AND ELECTRIC COMPANY

                            (AS FILED JULY 16, 1991)


    The original certificate of incorporation of the undersigned, Oklahoma Gas and Electric Company (which certificate was designated Patent), was originally filed with the Secretary of Oklahoma Territory on February 27, 1902. The undersigned, Oklahoma Gas and Electric Company, pursuant to the provisions of the General Corporation Act of the State of Oklahoma, does hereby file this Restated Certificate of Incorporation of said Company (which Restated Certificate is hereinafter referred to from time to time as the "Amended Articles of Incorporation"):

                                       I.

    That the name of this corporation shall be "Oklahoma Gas and Electric Company." The address of its Registered Office in the State of Oklahoma is 321 North Harvey Avenue, in the City of Oklahoma City, County of Oklahoma and the name of its Registered Agent at such address is Irma B. Elliott.

                                      II.

    The purposes for which this corporation is formed are:

    To manufacture, distribute and sell gas for light, heat and power.

    To generate, distribute and sell electricity for light, heat and power.

    To construct, purchase, sell, lease, operate and maintain gas and electric plants, buildings, constructions, machinery appliances, equipments, easements and appurtenances for the manufacture and distribution and the generation and distribution of gas and electricity for light, heat and power.

    To construct, purchase, lease, operate and maintain pipe lines, pole lines, underground conductors and conduits, and subways for containing the same, for transmitting and distributing gas and electricity for light, heat and power.

    To purchase, lease and otherwise acquire, hold and use, and to sell, lease and mortgage or otherwise dispose of, all real property, including coal and other lands requisite or desirable for carrying out the purposes or any of them above mentioned.

    To contract with cities, towns and other municipalities and with persons, firms and corporations for the supply of light, heat and power.

    To acquire by grant, assignment, license or otherwise and to use and dispose of, rights to inventions and discoveries relating to any of the purposes above mentioned.

    To acquire by purchase or otherwise, and to own, hold, use, enjoy, enforce, and to sell, pledge, hypothecate or otherwise dispose of, any governmental, state, county or municipal bonds, obligations or warrants; also stocks, bonds, debentures, mortgages, warrants, or other obligations, securities or evidences of title, interest or indebtedness made or issued by any person, partnership jointstock company or corporation, private or municipal, with power to endorse or guarantee the payment thereof.

    To grant, bargain, sell, assign, transfer, convey, bond, lease, pledge, hypothecate, or otherwise encumber or dispose of all or any part of its franchises and property, real, personal or mixed, and of any right, title or interest therein or thereto as and whenever its directors may see fit and determine.

    And to do any and all acts and things necessary, expedient or proper, relating to the aforesaid objects or any of them.

                                      III.

    The place where its principal business is to be transacted is at Oklahoma City, in Oklahoma County, State of Oklahoma.

                                      IV.

    The period of duration of this corporation shall be perpetual. (This article amended by amendment adopted July 8, 1986.)

                                       V.

    The number of directors or trustees of this corporation shall be 9. (This article amended by amendment adopted May 20, 1954.)

                                      VI.

    The officers of the corporation shall be as follows: Chairman of the Board, President, one or more Vice Presidents, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as the Board of Directors may determine. (This article amended by amendment adopted May 20, 1954.)

                                      VII.

    The amount of capital stock of this corporation shall be $550,000,000 of which $13,500,000 shall be 4% Cumulative Preferred Stock, hereinafter sometimes called "Preferred Stock," divided into 675,000 shares of the par value of $20 each; $186,500,000 shall be Cumulative Preferred Stock, hereinafter sometimes called "Cumulative Preferred Stock," divided into 1,865,000 shares of the par value of $100 each; $100,000,000 shall be Cumulative Preferred Stock of the par value of $25 per share, hereinafter sometimes call "$25 Preferred Stock," divided into 4,000,000 shares; and $250,000,000 shall be Common Stock divided into 100,000,000 shares of the par value of $2.50 each. Each share of Common Stock of the par value of $20 each outstanding at the time (December 13, 1950) the par value of the shares of the Common Stock was changed to $10, thereupon, without further action, be-





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came two shares of Common Stock of the par value of $10 each pending the exchange of the certificate therefor. Each share of Common Stock of the par value of $10 each outstanding at the time (November 21, 1958) the par value of the shares of the Common Stock was changed to $5, thereupon, without further action, became two shares of Common Stock of the par value of $5 each pending exchange of the certificate therefor. Each share of Common Stock of the par value of $5 each outstanding at the time (March 6, 1963) the par value of the shares of the Common Stock is changed to $2.50, thereupon, without further action, shall become two shares of Common Stock of the par value of $2.50 each; and at the close of business on the date of said change the then issued and outstanding stock certificates for Common Stock of the Company shall thereafter represent and evidence the same number of shares of $2.50 par value shares of Common Stock as they theretofore represented and evidenced of $5 par value shares of Common Stock and each holder of record of Common Stock at said close of business shall be entitled to receive from the corporation at the earliest practicable date a stock certificate or certificates for the additional number of shares of Common Stock, of the par value of $2.50 per share, which such holder held of record at that time. (This paragraph amended by amendments adopted December 11, 1950, May 17, 1956, November 18, 1958, March 6, 1963, May 19, 1966, May 16, 1974, May 15, 1975, May 17, 1979, May 15, 1980, May 20, 1982
and June 10, 1986.)

    No shares of the Cumulative Preferred Stock after allotment shall, except in the exercise of conversion rights, be changed from one series or class or otherwise have their attributes altered by the Board of Directors. The unallotted Cumulative Preferred Stock may be allotted and issued in series each of which series shall consist of such number of shares of the unallotted Cumulative Preferred Stock, and shall have such distinctive designation as may be established by the Board of Directors of the corporation prior to the issuance or allotment of any shares of such series, provided that such designation shall in each case include the words "Cumulative Preferred Stock." The Board of Directors is hereby authorized, within the limitations and restrictions herein stated, to establish at such time or times as it sees fit, in respect of shares of unallotted Cumulative Preferred Stock: (1) the number and designation of series of shares, (2) the dividend rate or rates thereof, which may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time, and the dividend periods, including the date or dates on which dividends are payable, and (3) the redemptive price or prices if the shares are redeemable and, if so, the terms and conditions of redemption. The other designations, preferences and voting powers of the Cumulative Preferred Stock are hereinafter set forth. (This paragraph amended by amendments adopted December 11, 1950, May 20, 1954 and May 16, 1991.)

    No shares of the $25 Preferred Stock after allotment shall, except in the exercise of conversion rights, be changed from one series or class or otherwise have their attributes altered by the Board of Directors. The unallotted $25 Preferred Stock may be allotted and issued in series each of which series shall consist of such number of shares of the unallotted $25 Preferred Stock, and shall have such distinctive designation as may be established by the Board of Directors of the corporation prior to the issuance or allotment of any shares of such series. The Board of Directors is hereby authorized, within the limitations and restrictions herein stated, to establish at such time or times as it sees fit, in respect of shares of unallotted $25 Preferred Stock: (1) the number and designation of series of shares, (2) the dividend rate or rates thereof, which may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time, and the dividend periods, including the date or dates on which dividends are payable, (3) the redemptive price or prices if the shares are redeemable and, if so, the terms and conditions of redemption, and (4) the sinking fund provisions, if any, for the redemption or purchase of shares of each such series, subject, however, to such restrictions and limitations as are at the time of issuance of such series provided by law or contained in the Amended Articles of Incorporation. The other designations, preferences and voting powers of the $25 Preferred Stock are hereinafter set forth. (This paragraph added by amendment adopted May 15, 1980 and this paragraph amended by amendments adopted May 16, 1991.)

    The designations, preferences and voting powers, restrictions or qualifications thereof, of the Preferred Stock, the Cumulative Preferred Stock, the $25 Preferred Stock, and the Common Stock shall be as follows:

    (1) The holders of the Preferred Stock shall be entitled to receive, in respect of each share held, dividends at the rate of 4% per annum upon the par value thereof, payable quarter-yearly on January 15, April 15, July 15, and October 15, in each year, commencing July 15, 1946, when and as declared by the Board of Directors, out of the surplus profits of the corporation. Dividends on each series of the Cumulative Preferred Stock and on each series of the $25 Preferred Stock shall be payable at such times and at such rates as may be specified by the Board of Directors at the time of establishment of such series. All dividends on the Cumulative Preferred Stock and $25 Preferred Stock shall be paid when and as declared by the Board of Directors out of the surplus profits of the corporation. Dividends on the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock shall be cumulative from the first day of the respective dividend periods in which the respective shares of such stock shall have been originally issued, except that in the case of the initial issue of shares of any series of Cumulative Preferred Stock or of any series of $25 Preferred Stock, dividends on such shares may be made cumulative from the date of issue thereof by the Board of Directors at the time such series is established, and shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Common Stock, so that if for any past dividend period dividends on the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock shall not have been paid, or declared and set apart for payment, or if for the current dividend period dividends on the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock shall not have been declared, the deficiency shall be fully paid, or declared and funds set apart for the payment thereof, before any dividends shall be declared or paid on or set apart for the Common Stock. No share of Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock shall





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have any preference or priority in any respect (subject, however, to the provisions relating to any sinking fund for any shares of $25 Preferred Stock) over any other share of such stocks and dividends declared for payment to the holders of such stocks shall always be on a pro rata basis as to each share of each class and series in accordance with the amount to which such share is entitled; provided, however, that so long as dividends are not in default in whole or in part on any shares of Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock for any prior dividend period for such shares, nothing in this Article VII shall preclude the Company from declaring and paying a dividend on a series of Cumulative Preferred Stock or $25 Preferred Stock, which was originally issued after May 1, 1991, without having to simultaneously declare, pay or set apart for payment a dividend on other outstanding shares of Preferred Stock, Cumulative Preferred Stock or $25 Preferred Stock. The term "dividend period," as used herein, in respect of the Preferred Stock refers to the period from March 1, 1946, to and including July 14, 1946, and thereafter to each period of three consecutive months ending on the day next preceding each date on which dividends, if declared, shall be payable, and as used herein in respect of the Cumulative Preferred Stock and the $25 Preferred Stock refers to each period of three consecutive months ending on the day next preceding each date on which dividends, if declared, shall be payable, unless other dividend payment dates and periods shall have been fixed and determined for any series of Cumulative Preferred Stock or $25 Preferred Stock by the Board of Directors at the time of establishment of such series in accordance with this
Article VII in which case the dividend period or periods for such series shall be as fixed by the Board of Directors and except that the first dividend period of any series may be for such period as the Board of Directors may designate. The holders of the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends as specified above. (This paragraph amended by amendments adopted May 15, 1980 and May 16, 1991.)

    When full cumulative dividends as aforesaid upon the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock then outstanding for all past dividend periods shall have been paid or declared and set apart for payment and the full cumulative dividend upon the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock then outstanding for the current dividend period shall have been declared, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained. It shall also be a condition precedent to the declaration by the Board of Directors of dividends on the Common Stock and the payment of any such dividends that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of $25 Preferred Stock of any series, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. (This paragraph amended by amendments adopted May 15, 1980.)

    (2) In case of a voluntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock shall be entitled to be paid in full the amounts which they would be entitled to receive if, on the date of such liquidation, dissolution or winding up, the shares of Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock held by them had been redeemed by the corporation in accordance with the provisions of Section (3) of this Article VII before any amount shall be paid to the holders of the Common Stock. In case of an involuntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock shall be entitled to be paid in full an amount equal to the par value of their shares plus the accrued dividends thereon to the date of payment before any amount shall be paid to the holders of the Common Stock.
All payments made to the holders of the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock in the event of liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall always be on a pro rata basis as to each share of each class and series in accordance with the amount to which such share is entitled under the provisions of this paragraph. The holders of the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock shall in no event be entitled to any further payment.

    After payment as aforesaid to the holders of the Preferred Stock, Cumulative Preferred Stock, and $25 Preferred Stock the holders of the Common Stock, upon any liquidation, dissolution or winding up of the corporation, shall be entitled to receive the remaining assets and funds of the corporation pro rata according to the number of shares of Common Stock held. (Each paragraph of this Section amended by amendments adopted May 15, 1980.)

    (3) The corporation, on the sole authority of the Board of Directors of the corporation, and in the sole discretion of the Board, shall have the right at any time or from time to time to redeem and retire all or any part of the Preferred Stock upon and by the payment to the holders of the shares to be redeemed, or upon or by the setting aside, as hereinafter provided, for the benefit of such holders, of the redemption price fixed for the shares to be redeemed, which shall be an amount equal to $21 per share plus accrued dividends to the date of redemption if such date of redemption is on or prior to December 31, 1956 and $20 per share plus accrued dividends to the date of redemption if such date of redemption is after December 31, 1956. In every case of the redemption of less than all the outstanding shares of Preferred Stock, the shares to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors.

    The corporation may also, on the sole authority of the Board of Directors of the corporation, and in the sole discretion of the Board shall have the right at any time or from time to time to redeem and retire all or any part of any series of Cumulative Preferred Stock which may be established out of the unallotted shares of Cumulative Preferred Stock and all or any part of any series of $25 Preferred Stock which may be established out of the unallotted shares of $25 Preferred Stock, in each case upon and by the payment to the holders of the shares to be redeemed, or upon or by the setting aside, as hereinafter provided, for the benefit of such holders, of such redemption price or prices as may be fixed for such





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shares by the Board of Directors at the time of the establishment of such series. In every case of the redemption of less than all of the shares of any series of outstanding Cumulative Preferred Stock which may be established out of the unallotted shares of Cumulative Preferred Stock or of any series of outstanding $25 Preferred Stock which may be established out of the unallotted shares of $25 Preferred Stock, such shares to be redeemed shall be chosen by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. (This paragraph amended by amendment adopted May 15, 1980.)

    Provided, however, that: (i) the corporation gives notice of redemption as such time, in such form and in such manner as may have been determined and fixed for such series of shares by the Board of Directors at the time of establishment of such series in accordance with this Article VII or (ii) if such matters shall not have been so fixed by the Board of Directors, not less than 30 days previous to the date fixed for redemption, notice of the intention of the corporation to redeem such stock, specifying the shares to be redeemed if less than all of such stock then outstanding, and the date and place of redemption, (a) shall be published in a newspaper of general circulation published in Oklahoma City, Oklahoma, and also in a newspaper of general circulation published in the City of Chicago, Illinois, and in a newspaper of general circulation published in the Borough of Manhattan, City and State of New York, and (b) shall be deposited in a United States post office or mail box, postage prepaid, at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice, unintentional omissions or errors in names or addresses shall not impair the validity of the notice of redemption. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in Oklahoma City, Oklahoma, or in Chicago, Illinois, or in the Borough of Manhattan, City and State of New York, and shall have, according to its last published statement, capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in trust for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit in trust may, at the option of the corporation, be upon terms whereby in case the holder of any shares of Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock called for redemption shall not, within five years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation or its successors the amount so deposited and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made, upon the redemption date, unless the corporation defaults in making payment of the redemption price as set forth in such notice, such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date, the corporation not having defaulted in making payment of the redemption price as set forth in such notice, said shares shall no longer be transferable on the books of the corporation, and the said holders shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, if such deposit has been made, or from the corporation, if no such deposit has been made, without interest thereon, upon surrender of the certificates as aforesaid. (This paragraph amended by amendments adopted May 15, 1980 and May 16, 1991.)

    The foregoing provisions in this Section relating to the redemption of shares of $25 Preferred Stock shall apply also the redemptions or purchases pursuant to any sinking fund provisions contained in the terms of such shares, except that the corporation shall not be required to publish notice of any such redemption or purchase. (This paragraph added by amendments adopted May 15, 1980.)

    The term "accrued dividends" for the purposes of this Article VII shall be deemed to mean, in respect of any share of the Preferred Stock, any share of Cumulative Preferred Stock, or any share of $25 Preferred Stock as of any given date, the amount of dividends payable on such shares, computed, at the dividend rate or rates fixed for such shares, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest. (This paragraph amended by amendments adopted May 15, 1980 and May 16, 1991.)

    Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock, any shares of Cumulative Preferred Stock, or any shares of $25 Preferred Stock. (This paragraph amended by amendment adopted May 15, 1980.)

    (4) (A) So long as any shares of Preferred Stock are outstanding, the corporation shall not, without the affirmative vote, given at a stockholders' meeting whereat the Preferred Stock shall vote separately as a class, or the written consent of the record holders of two-thirds of the outstanding shares of Preferred Stock,

    (a) Amend the provisions of the Amended Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Preferred Stock; or to issue any such stock; or

    (b) Change, by amendment to the Amended Articles of Incorporation, or otherwise, the terms and provisions of the Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; or

    (c) Issue any shares of the Preferred Stock or shares of any stock ranking pari passu with the Preferred Stock as to dividends or liquidation rights, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of Preferred Stock or shares of any stock ranking pari passu with the Cumulative Preferred





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Stock as to dividends or liquidation rights, at the time outstanding, unless

         (1) The gross income, determined in accordance with accepted accounting principles, of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least 1 1/2 times the sum of (i) the interest for one year on all funded indebtedness, and notes payable of the corporation maturing more than twelve months after the date of issue of such shares which will be outstanding at the date of the issue of said shares, and (ii) an amount equal to the dividend requirement for one year on all shares of the Preferred Stock and on all other shares of stock, if any, ranking prior to or pari passu with the Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares proposed to be issued; and

         (2) The capital represented by the Common Stock and the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Preferred Stock and all shares of stock, if any, ranking prior thereto, or pari passu with the Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares proposed to be issued.

    No vote or consent of the holders of Preferred Stock shall be required in respect of any transaction enumerated in this Section (4) (A) if at or prior to the time when such transaction is to take effect provision is made for the redemption or other retirement of all shares of Preferred Stock at the time outstanding.

    (B) So long as any shares of Cumulative Preferred Stock are outstanding, the corporation shall not, without the affirmative vote, given at a stockholders' meeting whereat the Cumulative Preferred Stock shall vote separately as a class, or the written consent of the record holders of two-thirds of the outstanding shares of Cumulative Preferred Stock,

    (a) Amend the provision of the Amended Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Cumulative Preferred Stock; or to issue any such stock; or

    (b) Change, by amendment to the Amended Articles of Incorporation, or otherwise, the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; or

    (c) Issue any shares of the Cumulative Preferred Stock or shares of any stock ranking pari passu with the Cumulative Preferred Stock as to dividends or liquidation rights, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of Cumulative Preferred Stock or shares of any stock ranking pari passu with the Cumulative Preferred Stock as to dividends or liquidation rights, at the time outstanding, unless

         (1) The gross income, determined in accordance with accepted accounting principles, of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least 1 1/2 times the sum of (i) the interest for one year on all funded indebtedness, and notes payable of the corporation maturing more than twelve months after the date of issue of such shares which will be outstanding at the date of the issue of said shares, and (ii) an amount equal to the dividend requirement for one year on all shares of the Cumulative Preferred Stock and on all other shares of stock, if any, ranking prior to or pari passu with the Cumulative Preferred Stock as to dividends, or liquidation rights, which will be outstanding after the issue of the shares proposed to be issued; and

         (2) The capital represented by the Common Stock and the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Cumulative Preferred Stock and all shares of stock, if any, ranking prior thereto, or pari passu with the Cumulative Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares proposed to be issued.

    No such vote or consent of the holders of any shares of the Cumulative Preferred Stock shall be required in respect of any transaction enumerated in the Section (4) (B) if at or prior to the time when such transaction is to take effect provision is made for the redemption or other retirement of such shares.

    (C) So long as any shares of $25 Preferred Stock are outstanding, the corporation shall not, without the affirmative vote, given at a stockholders' meeting whereat the $25 Preferred Stock shall vote separately as a class, or the written consent of the record holders of two-thirds of the outstanding shares of $25 Preferred Stock,

    (a) Amend the provision of the Amended Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the $25 Preferred Stock; or to issue any such stock; or

    (b) Change, by amendment to the Amended Articles of Incorporation, or otherwise, the terms and provisions of the $25 Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; or

    (c) Issue any shares of the $25 Preferred Stock or shares of any stock ranking pari passu with the $25 Preferred Stock as to dividends or liquidation rights, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of $25 Preferred Stock or shares of any stock ranking pari passu with the $25 Preferred Stock as to dividends or liquidation rights, at the time outstanding, unless

         (1) The gross income, determined in accordance with accepted accounting principles, of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least 1 1/2 times the sum of (i) the interest for one year on all funded indebtedness, and notes payable of the corporation maturing more than twelve months after the date of issue of such shares which will be outstanding at the date of the issue of said





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    shares, and (ii) an amount equal to the dividend requirement for one year on all shares of the $25 Preferred Stock and on all other stares of stock, if any, ranking prior to or pari passu with the $25 Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares proposed to be issued; and

         (2) The capital represented by the Common Stock and the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of $25 Preferred Stock and all shares of stock, if any, ranking prior thereto, or pari passu with the $25 Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares proposed to be issued.

    No such vote or consent of the holders of any shares of the $25 Preferred Stock shall be required in respect of any transaction enumerated in this Section (4) (C) if at or prior to the time when such transaction is to take effect provision is made for the redemption or other retirement of such shares. (This Section (4) (C) added by amendments adopted May 15, 1980.)

    (D) For purposes of calculating the dividend requirements pursuant to Section (4)(A)(c)(1), Section (4)(b)(c)(1) and Section (4)(C)(c)(1) for one year applicable to any series of preferred stock proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the higher of (A) the dividend rate applicable to such series of preferred stock on the date of such calculation or
(B) the average dividend rate payable on all series of preferred stock described in Section (4)(A)(c)(1)(ii), Section (4)(B)(c)(1)(ii) or Section
(4)(C)(c)(1)(ii), during the twelve-month period immediately preceding the date of such calculation. For purposes of calculating the dividend or interest requirements pursuant to Section (4)(A)(c)(1), Section (4)(B)(c)(1) and Section
(4)(C)(c)(1) for one year applicable to any series of preferred stock or indebtedness outstanding at the date of such proposed issue and having dividends or interest determined according to an adjustable, floating or variable rate, the dividend or interest rate used shall be: (A) if such series of preferred stock or indebtedness has been outstanding for at least twelve months, the actual amount of dividends or interest paid on account of such series of preferred stock or indebtedness for the twelve-month period immediately preceding the date of such calculation, or (B) if such series of preferred stock or indebtedness has been outstanding for less than twelve months, the higher of, in the case of preferred stock (1) the dividend rate applicable to such series of preferred stock on the date of such calculation or
(2) the average dividend rate payable on all series of preferred stock described in Section (4)(A)(c)(1)(ii), Section (4)(B)(c)(1)(ii) or Section
(4)(C)(c)(1)(ii), during the twelve-month period immediately preceding the date of such calculation or, the higher of, in the case of indebtedness (1) the interest rate applicable to such indebtedness on the date of such calculation or (2) the average interest rate payable on all indebtedness described in Section (4)(A)(c)(1)(i), Section (4)(B)(c)(1)(i) or Section (4)(C)(c)(1)(i)
during the twelve-month period immediately preceding the date of such calculation. (This Section 4 (D) added by amendments adopted May 16, 1991.)

    (5) So long as any shares of the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock are outstanding, the corporation shall not, without the affirmative vote, given at a stockholders' meeting whereat the Preferred Stock shall vote separately as a class, the Cumulative Preferred Stock shall vote separately as a class, and the $25 Preferred Stock shall vote separately as a class, or written consent of the record holders of a majority of the total number of shares of the Preferred Stock, a majority of the total number of shares of Cumulative Preferred Stock and a majority of the total number of shares of $25 Preferred Stock, then outstanding

         (a) Issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for any purpose other than the refunding of secured or unsecured indebtedness theretofore created or assumed by the corporation and then outstanding, or the retiring, by redemption or otherwise, of shares of the Preferred Stock, shares of the Cumulative Preferred Stock, shares of the $25 Preferred Stock, or shares of any stock ranking prior thereto or pari passu with the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock as to dividends or liquidation rights, if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the corporation and then outstanding would exceed 20% of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then outstanding, and
    (ii) the total of the capital and surplus of the corporation, as then recorded on its books; or

         (b) Merge or consolidate with any other corporation or corporations or sell all of substantially all of the assets of the corporation unless such merger, consolidation or sale or the issue or assumption of all securities to be issued or assumed in connection therewith shall have been ordered, approved or permitted by a commission or regulatory authority of the United States of America, or a state thereof, then having jurisdiction in the premises. (This paragraph amended by amendment adopted May 15, 1980.)

    No such vote or consent of the holders of any shares of the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured indebtedness, or such consolidation, merger or sale, provision is made for the redemption or other retirement of such shares. (This paragraph amended by amendment adopted May 15, 1980.)

    The provisions set forth in the foregoing Section (4) and in this Section
(5) of this Article VII are in addition to any other vote required by any provision of the Amended Articles of Incorporation or applicable statute and shall be so construed.

    (6) So long as any shares of the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock are outstanding, the corporation shall not pay any dividends on its Common Stock, other than dividends payable in

Common Stock, or make any distribution on or purchase or otherwise acquire for value any of its Common Stock, each such payment, distribution, purchase and/or acquisition being herein referred to as a "Common Stock dividend," except to the extent permitted by the following provisions of this Section (6). (This paragraph amended by amendment adopted May 15, 1980.)

         (a) No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on, and including, the date of the declaration of such Common Stock dividend, would in the aggregate exceed 50% of the net income of the corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the calendar month next preceeding the declaration of such Common Stock dividend after deducting from such net income dividends accruing on any preferred stock of the corporation during such period, if at the end of such period the ratio, herein referred to as the "capitalization ratio," of the sum of (i) the capital represented by the Common Stock, including premiums on capital stock, and (ii) the surplus accounts, of the corporation, to the sum of (I) the total capital and (II) the surplus accounts, of the corporation, after adjustment of the surplus accounts to reflect payment of such Common Stock dividend, would be less than 20%;

         (b) If such capitalization ratio, determined as aforesaid, shall be 20% or more, but less than 25%, no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on, and including, the date of the declaration of such Common Stock dividend, would in the aggregate exceed 75% of the net income of the corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend after deducting from such net income, dividends accruing on any preferred stock of the corporation during such period; and

         (c) If such capitalization ratio, determined as aforesaid, shall be in excess of 25%, no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than 25% except to the extent permitted by the next preceding paragraphs (a) and (b) hereof.

    The total capital of the corporation for the purposes of the provisions of this Section (6) shall be deemed to consist of the aggregate of (i) the principal amount of all outstanding indebtedness of the corporation, but not Serial Notes maturing within the succeeding year, maturing more than one year after the date of issue thereof, and (ii) the par or stated value of all outstanding capital stock, including premiums on capital stock, of all classes of the corporation. All indebtedness and capital stock owned by the corporation shall be excluded in determining total capital. Surplus accounts shall be deemed to include all earned surplus, paid-in surplus, capital surplus or any other surplus of the corporation. Purchases or other acquisitions of Common Stock shall be deemed, for the purpose of this Section (6), to have been declared as of the date on which such purchases or acquisitions are consummated.

    (7) (a) Each holder of the Preferred Stock and each holder of the Common Stock shall have one vote for each $2.50 of par value of such stock held by such holder at every meeting of stockholders, except as hereinafter stated in this Section (7) in respect of any period during which dividends on the Preferred Stock may be in default. The holders of shares of the Cumulative Preferred Stock and of the $25 Preferred Stock shall have no voting rights whatsoever except as may be granted by the provisions of Section (4) (B), Section (4) (C), Section (5) and Section (7) (f) hereof and as expressly provided by law. (This paragraph amended by amendments adopted December 11, 1950, November 18, 1958, March 6, 1963, May 15, 1975 and May 15, 1980.)

    (b) If and when dividends, payable on the Preferred Stock, shall be in default in an amount equivalent to four full quarter-yearly dividends on all shares of Preferred Stock then outstanding and until all dividends then in default on the Preferred Stock shall have been paid, the record holders of the shares of Preferred Stock, voting separately as one class, shall be entitled, at each meeting of the stockholders at which directors are elected to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the corporation. The term of office of each director of the corporation shall terminate upon the election of his successor. At each election of directors by a class vote pursuant to the provisions of this paragraph, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, and upon such election the term of office of the directors named as provided above shall terminate. The term of office of the directors not so named shall terminate upon the election by the other class of the directors which it is entitled to elect.

    (c) If and when all dividends then in default on the Preferred Stock then outstanding shall be paid, the holders of the shares of the preferred Stock shall thereupon be divested of the special right with respect to the election of directors provided in clause (b) of this Section (7), and the voting power of holders of shares of the Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provision for vesting such special right in the Preferred Stock in case of further like default or defaults in dividends thereon. Dividends shall be deemed to have been paid, as that term is used in this clause (c) of Section (7), whenever such dividends shall have been declared and paid, or declared and provision made for the payment thereof, or whenever there shall be surplus and net profits of the corporation legally available for the payment thereof which shall have accrued since the date of the default giving rise to such special voting right.

    (d) In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Preferred Stock, as a class, pursuant to clause (b) of this Section (7), the holders of the shares of the Preferred Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Common Stock, as a class, pursuant to clause (b) of this Section (7), the holders of the shares of the Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In all other cases, any vacancy occurring among the directors shall be filled by the vote of a majority of the remaining directors.

    (e) Whenever the holders of the shares of the Preferred Stock, as a class, become entitled to elect directors of the corporation pursuant to clause
(b) or (d) of this Section (7), or whenever the holders of the shares of the Common Stock, as a class, become entitled to elect directors of the corporation pursuant to clause (b) or (d) of this Section (7), a special meeting of the holders of the shares of the Preferred Stock or of the holders of the shares of Common Stock, as the case may be, for the election of such directors, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Preferred Stock or of the Common Stock, as the case may be, or upon call by the Secretary of the corporation at the request in writing of any stockholder addressed to him at the principal office of the corporation. If no such special meeting be called or requested to be called, the election of the directors to be elected by the holders of the shares of the Preferred Stock, voting as a class, and of those to be elected by the holders of the shares of the Common Stock, voting as a class, shall take place at the next annual meeting of the stockholders of the corporation next succeeding the accrual of such special voting right. At all meetings of stockholders at which directors are elected during such times as the holders of shares of the Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to clause (b) of this Section (7), the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thererof of directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy.

    (f) If at any time after April 1, 1948, there shall be no shares of 4% Cumulative Preferred Stock outstanding, then and thereafter and without further action of any kind, the holders of shares of preferred stock of the corporation, irrespective of class or series, shall be vested, as one class, with the same special voting rights, upon default in an amount equivalent to dividends for the immediately preceding twelve months on the shares of any class or series of preferred stock then outstanding and until all dividends then in default on all classes and series of preferred stock then outstanding shall have been paid, as are now vested in the holders of the 4% Cumulative Preferred Stock and as are set forth in paragraphs (b) to (e) inclusive, of this Section (7), and the holder of each share of preferred stock shall for such purpose be entitled to one vote for each $20 of par value. In consideration of the issue by the corporation, and the acceptance by the holders thereof, of shares of the capital stock of the corporation, each and every present and future holder of shares of the Preferred Stock, the Cumulative Preferred Stock, the $25 Preferred Stock, the Common Stock, and of any stock hereafter authorized of the corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Article VII and to have agreed that the voting rights of such holder and the restrictions and qualifications thereof shall be as set forth in this Article. (This paragraph amended by amendments adopted May 15, 1980 and May 16, 1991.)

    (8) No share of stock or evidence of indebtedness shall be deemed to be "outstanding," as that term is used in these Amended Articles of Incorporation if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depository of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

    (9) The corporation reserves the right to increase or decrease its authorized capital stock, or any class thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Amended Articles of Incorporation of the corporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and in case of an amendment to
Article VII of the Amended Articles of Incorporation to the affirmative vote given at a stockholders' meeting whereat the Common Stock shall vote separately as a class, or the written consent, of the holders of a majority of the outstanding shares of Common Stock, and all rights conferred in the Amended Articles of Incorporation of this corporation, or any amendment thereto, upon the holders of the Preferred Stock, the Cumulative Preferred Stock, the $25 Preferred Stock, the Common Stock, or of any stock hereafter authorized are granted to them subject to this reservation. (This paragraph amended by amendment adopted May 15, 1980.)

    (10) Any preemptive right to purchase the capital stock of this corporation of any class now or hereafter authorized shall be vested only in the holders of stock of that class and shall exist only when such stock is issued for cash, provided, however, that (a) the holders of the Cumulative Preferred Stock, of the $25 Preferred Stock, and of the Common Stock shall have no preemptive right, (b) the holders of the Preferred Stock of this corporation shall have the preemptive right to purchase pro rata any additional stock of the particular class held by them offered for sale for cash prior to any sale of such stock to others, and (c) the time within which any pre-emptive rights shall be exercised may be limited by the Board of Directors to such time as said Board may deem proper, no less, however, than ten days after mailing of notice that such stock rights are available and may be exercised. (This paragraph amended by amendments adopted November 15, 1977 and May 15, 1980.)

    (11) The Board of Directors of the corporation may allot and issue shares of any class or any series of any class for such consideration not less than the par value thereof, as it may from time to time determine.

    (12) The corporation shall not, without the affirmative vote of at least a majority of the total voting power of the outstanding shares of stock of the corporation entitled to vote, given at a stockholders' meeting duly called and held as prescribed by law and the By-laws of the corporation, merge or consolidate with any other corporation or corporations or sell all or substantially all of the assets of the corporation unless such merger, consolidation or sale or the issue or assumption of all securities to be issued or assumed in connection therewith shall have been ordered, approved or permitted by a commission or regulatory authority of the United States of America, then having jurisdiction in the premises. (This paragraph added by amendment adopted September 30, 1952.)

    (13) No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of $25 Preferred Stock of any series unless all dividends on the 4% Preferred Stock, the Cumulative Preferred Stock, and the $25 Preferred Stock, for all past dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. (This Section added by amendment adopted May 15, 1980.)

                                     VIII.

    A.  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

    1. In addition to any affirmative vote required by law or this Article VIII or any other Article hereof, and except as otherwise expressly provided in Section B of this Article VIII:

    (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

    (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

    (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the corporation or a Subsidiary; or

    (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

    (e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

    Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article VIII, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article VII hereof). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any provision hereof, or in any agreement with any national securities exchange or otherwise.

    2. The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more subparagraphs (a) through (e) of paragraph 1 of this Section A.

    B.  WHEN HIGHER VOTE IS NOT REQUIRED.

The provisions of Section A of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of any Article hereof, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:

    1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

    2.  All of the following conditions shall have been met:

    (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                 I. (if applicable) the Highest Per Share Price (as hereinafter defined) (including the brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested

         Shareholder (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                 II. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article VIII as the "Determination Date"), whichever is higher.

    (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than the Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class or series of outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):

                 I. (if applicable) the Highest Per Share Price (as hereinafter defined) (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the Announcement Date or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher;

                 II. (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                 III. the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

    (c) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date.

    (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

    (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionally as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

    (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    C.  CERTAIN DEFINITIONS.  For the purposes of this Article VIII:

    1.  A "person" shall mean any individual, firm, corporation or other entity.

    2. "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

    (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

    (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

    (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    3.  A person shall be a "beneficial owner" of any Voting Stock:

    (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

    (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

    (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock.

    4. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

    5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, under the Securities Exchange Act of 1934, as in effect on April 1, 1986.

    6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary of the corporation or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

    7. "Disinterested Director" means any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

    8. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

    9. References to "Highest Per Share Price" shall in each instance, with respect to any class of stock, reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

    10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article VIII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

    D. POWERS OF THE BOARD OF DIRECTORS. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more and (e) whether the requirements of Section B of the
Article VIII have been met.

    E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

    F.  AMENDMENT OR REPEAL.  Notwithstanding any other provisions of this
Article VIII or of any other Article hereof, or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VIII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VIII may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class. (This article added by amendment adopted June 10, 1986.)

                                      IX.

    A. ELECTION AND TERMS OF DIRECTORS. Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of stockholders of the corporation and except as otherwise provided in or fixed by or pursuant to the provisions of Article VII hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    B. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of stockholder nominations for the election of directors, and advance notice of business to be brought by stockholders before an annual meeting of stockholders, shall be given in the manner provided in the By-laws of the corporation.

    C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause
(i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified; and
(iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    D. REMOVAL. Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. Whenever in this Article IX or in Article X hereof or in Article XI hereof, the phrase "the then outstanding shares of the corporation's stock entitled to vote generally" is used, such phrase shall mean each then outstanding share of Common Stock and Preferred Stock and of any other class or series of the corporation's stock that is entitled to vote generally in the election of directors and whose voting privileges are not generally restricted by any of the provisions of any Article hereof.

    E.  AMENDMENT OR REPEAL.  Notwithstanding any other provisions of this
Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof, or the By-laws of the corporation), the provisions of this Article IX may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alternation, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. (This article added by amendment adopted June 10, 1986.)

                                       X.

    Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and, except as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders. Except as otherwise mandated by Oklahoma law and except as otherwise provided in or fixed by or pursuant to the provisions of Article VII hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the corporation. Notwithstanding any other provisions of this Article X or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article X, any other Article hereof, or the By-laws of the corporation), the provisions of this Article X may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstand-ing shares of the corporation's stock entitled to vote generally, voting together as a single class. (This article added by amendment adopted June 10, 1986.)


                                      XI.

    The Board of Directors shall have power to adopt, amend and repeal the By-laws of the corporation to the maximum extent permitted from time to time by Oklahoma law; provided, however, that any By-laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, except that, and notwithstanding any other provisions of this Article XI or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article XI, any other Article hereof or the By-laws of the corporation), no provision of Section 2, Section 9 or Section 10 of Article III of the By-laws, or of Section 1 of Section 2 of Article IV of the By-laws or of
Article XIV of the By-laws may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. Notwithstanding any other provisions of this Article XI or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article XI, any other Article hereof or the By-laws of the corporation), the provisions of this Article XI may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class. (This article added by amendment adopted June 10, 1986.)


                                      XII.

    Of the then unallotted shares of Cumulative Preferred Stock described in
Article VII hereof, 65,000 shares were on February 3, 1954, established and designated by the Board of Directors as shares of "Cumulative Preferred Stock, 4.44% Series," the holders of which are entitled to receive in respect of each share held, dividends at the rate of 4.44% per annum upon the par value thereof payable quarter-yearly on January 20, April 20, July 20, and October 20, in each year commencing April 20, 1954, when and as declared by the Board of Directors out of the surplus profits of the Company, cumulative from the date of issue of said shares; and said Cumulative Preferred Stock, 4.44% Series, or any part thereof may be redeemed or retired at any time on the sole authority of the Board of Directors and in the sole discretion of the Board upon the notice provided in Article VII hereof with respect to redemption of stock and upon and by payment to the holders of the shares of said Cumulative Preferred Stock, 4.44% Series, to be redeemed, or upon or by setting aside as provided in
Article VII hereof for the benefit of such holders, in case of redemption on or prior to March 31, 1958, of an amount equal of $104.50 per share; in case of redemption subsequent to March 31, 1958, and on or prior to March 31, 1959, of an amount equal of $104 per share; in case of redemption subsequent to March 31, 1959, and on or prior to March 31, 1960, of an amount equal to $103.50 per share; in case of redemption subsequent to March 31, 1960, and on or prior to March 31, 1961, of an amount equal to $103 per share; in case of redemption subsequent to March 31, 1961, and on or prior to March 31, 1962, of an amount equal to $102.50 per share; and in case of redemption subsequent to March 31, 1962, of an amount equal to $102 per share; in each case plus accrued dividends to the date of redemption. (This paragraph added by amendment adopted February 3, 1954.)

    Of the then unallotted shares of Cumulative Preferred Stock described in
Article VII hereof, 75,000 shares were on September 14, 1954, established and designated by the Board of Directors as shares of "Cumulative Preferred Stock, 4.24% Series," the holders of which are entitled to receive in respect of each share held, dividends at the rate of 4.24% per annum upon the par value thereof payable quarter-yearly on January 20, April 20, July 20, and October 20, in each year commencing October 20, 1954, when and as declared by the Board of Directors out of the surplus profits of the Company, cumulative from the date of issue of said shares; and said Cumulative Preferred Stock, 4.24% Series, or any part thereof may be redeemed or retired at any time on the sole authority of the Board of Directors and in the sole discretion of the Board upon the notice provided in Article VII hereof with respect to redemption of stock and upon and by payment to the holders of the shares of said Cumulative Preferred Stock, 4.24% Series, to be redeemed, or upon or by setting aside as provided in
Article VII hereof for the benefit of such holders, in case of redemption on or prior to December 31, 1959, of an amount equal to $105.875 per share; in case of redemption subsequent to December 31, 1959, and on or prior to December 31, 1964, of an amount equal to $104.875 per share; in case of redemption subsequent to December 31, 1964, and on or prior to December 31, 1969, of an amount equal to $103.875 per share; and in case of redemption subsequent to December 31, 1969, of an amount equal to $102.875 per share; in each case plus accrued dividends to the date of redemption. (This paragraph added by amendment adopted September 14, 1954.)

    Of the then unallotted shares of Cumulative Preferred Stock described in
Article VII hereof, 50,000 shares were on July 20, 1955, established and designated by the Board of Directors as shares of "Cumulative Preferred Stock, 4.20% Series," the holders of which are entitled to receive in respect of each share held, dividends at the rate of 4.20% per annum upon the par value thereof payable quarter-yearly on January 20, April 20, July 20, and October 20, in each year commencing October 20, 1955, when and as declared by the Board of Directors out of the surplus profits of the Company, cumulative from the date of issue of said shares; and said Cumulative Preferred Stock, 4.20% Series, or any part thereof may be redeemed or retired at any time on the sole authority of the Board of Directors and in the sole discretion of the Board upon the notice provided in Article VII hereof with respect to redemption of stock and upon and by payment to the holders of the shares of said Cumulative Preferred Stock, 4.20% Series, to be redeemed, or upon or by setting aside as provided in Article VII hereof for the benefit of such holders, in case of redemption on or prior to August 31, 1960, of an amount equal to $104.25 per share; in case of redemption subsequent to August 31, 1960, and an or prior to August 31, 1965, of an amount equal to $103.25 per share; in case of redemption subsequent to August 31, 1965, and on or prior to August 31, 1970, of an amount equal to $102.25 per share; and in case of redemption subsequent to August 31, 1970, of an amount equal to $102 per share; in each case plus accrued dividends to the date of redemption.
(This paragraph added by amendment adopted July 20, 1955.)

    Of the then unallotted shares of Cumulative Preferred Stock described in
Article VII hereof, 75,000 shares were on January 20, 1958, established and designated by the Board of Directors as shares of "Cumulative Preferred Stock, 4.80% Series," the holders of which are entitled to receive in respect of each share held, dividends at the rate of 4.80% per annum upon the par value thereof payable quarter-yearly on January 20, April 20, July 20, and October 20, in each year commencing April 20, 1958, when and as declared by the Board of Directors out of the surplus profits of the Company, cumulative from the date of issue of said shares; and said Cumulative Preferred Stock, 4.80% Series, or any part thereof may be redeemed or retired at any time on the sole authority of the Board of Directors and in the sole discretion of the Board upon the notice provided in Article VII hereof with respect to redemption of stock and upon and by payment to the holders of the shares of said Cumulative Preferred Stock, 4.80% Series, to be redeemed, or upon or by setting aside as provided in
Article VII hereof for the benefit of such holders, (i) in case of redemption on or prior to February 28, 1963, of an amount equal to $107 per share, (ii) in case of redemption subsequent to February 28, 1963, and on or prior to February 29, 1968, of an amount equal to $105 per share, (iii) in case of redemption subsequent to February 29, 1968, and on or prior to February 28, 1973, of an amount equal to $103 per share, and (iv) in case of redemption subsequent to February 28, 1973, of an amount equal to $102 per share, in each case plus accrued dividends to the date of redemption; provided, however, that no shares of the Cumulative Preferred Stock, 4.80% Series, shall be redeemed prior to February 28, 1963, through refunding, directly or indirectly, by or in anticipation of the incurring of any debt by the Company or the issuance of any class or series of Preferred Stock of the Company or any other stock of the Company ranking prior to or on a parity with such Preferred Stock, if such debt has an interest cost to the Company, or such shares have a dividend cost to the Company (computed in each case in accordance with generally accepted financial practice), less than 4.80% per annum. (This paragraph added by amendment adopted January 20, 1958.)

    Of the then unallotted shares of Cumulative Preferred Stock described in
Article VII hereof, 150,000 shares were on January 24, 1967, established and designated by the Board of Directors as shares of "Cumulative Preferred Stock, 5.34% Series," the holders of which are entitled to receive in respect of each share held, dividends at the rate of 5.34% per annum upon the par value thereof payable quarter-yearly on January 20, April 20, July 20, and October 20, in each year, when and as declared by the Board of Directors out of the surplus profits of the Company, cumulative from the date of issue of said shares; and said Cumulative Preferred Stock, 5.34% Series, or any part thereof may be redeemed or retired at any time on the sole authority of the Board of Directors and in the sole discretion of the Board upon the notice provided in Article VII hereof with respect to redemption of stock and upon and by payment to the holders of the shares of said Cumulative Preferred Stock, 5.34% Series, to be redeemed, or upon or by setting aside as provided in Article VII hereof for the benefit of such holders, (i) in case of redemption on or prior to February 28, 1974, of an amount equal to $108 per share, (ii) in case of redemption subsequent to February 28, 1974, and on or prior to February 28, 1977, of an amount equal to $105 per share, (iii) in case of redemption subsequent to February 28, 1977, and on or prior to February 28, 1982, of an amount equal to $103 per share, and (iv) in case of redemption subsequent to February 28, 1982, of an amount equal to $101 per share, in each case plus accrued dividends to the date of redemption; provided, however, that no shares of the Cumulative Preferred Stock, 5.34% Series, shall be redeemed prior to February 28, 1974, through refunding, directly or indirectly, by or in anticipation of the incurring of any debt by the Company or the issuance of any class or series of Preferred Stock of the Company or any other stock of the Company ranking prior to or on a parity with such Preferred Stock, if such debt has an interest cost to the Company, or such shares have a dividend cost to the Company (computed in each case in accordance with generally accepted financial practice), less than 5.34% per annum. (This paragraph added by amendment adopted January 24, 1967.)

    Of the then unallotted shares of $25 Preferred Stock described in Article VII hereof, the Board of Directors on December 11, 1990, established a series of $25 Preferred Stock in the amount and with the designation, voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions as follows:

    Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Cumulative Preferred Stock" and the number of shares constituting such series shall be 1,000,000. Shares of Series A Cumulative Preferred Stock shall have a par value of $25 per share.

    Section 2. DIVIDENDS AND DISTRIBUTIONS. (A) Each holder of Series A Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose: (i) quarterly dividends payable in cash on January 20, April 20, July 20 and October 20 in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such share of Series A Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock of the Company, par value $2.50 per share (the "Common Stock"), since the im-mediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Cumulative Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Cumulative Preferred Stock. If the Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday, then such Quarterly Dividend Payment Date shall be the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday. In the event that the Company shall at any time after December 11, 1990 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount to which the holder of a share of Series A Cumulative Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Company shall declare a dividend or distribution on shares of Series A Cumulative Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Cumulative Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and shall be cumulative on each outstanding share of Series A Cumulative Preferred Stock from the date of issuance of such share of Series A Cumulative Preferred Stock. Accrued but unpaid dividends shall not bear interest.

    (D) Dividends payable on the Series A Cumulative Preferred Stock for the initial dividend period and for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

    Section 3.  VOTING RIGHTS.  Except as provided in Article VII, Section
(4)(C), Section (5) and Section (7)(f) of the Restated Certificate of Incorporation and as expressly provided by law, the holders of shares of Series A Cumulative Preferred Stock shall have no voting rights.

    Section 4. REACQUIRED SHARES. Any shares of Series A Cumulative Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Cumulative Preferred Stock, par value $25 per share, and may be reissued as part of a new series of Cumulative Preferred Stock, par value $25 per share, subject to the conditions and restrictions on issuance set forth in the Restated Certificate of Incorporation of the Company creating a series of Cumulative Preferred Stock, par value $25 per share, or any similar shares or as otherwise required by law.

    Section 5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of the Common Stock unless the holders of Series A Cumulative Preferred Stock shall have received the amounts set forth in Article VII, Section (2) of the Restated Certificate of Incorporation.

    Section 6. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case, each share of Series A Cumulative Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. REDEMPTION. The shares of Series A Cumulative Preferred Stock shall be redeemable at any time in whole and not in part on the sole authority of the Board of Directors and in the sole discretion of the Board upon the notice provided in Article VII of the Restated Certificate of Incorporation with respect to redemption of stock and upon payment to the holders of the shares of said Series A Cumulative Preferred Stock to be redeemed, or upon or by setting aside as provided in said Article VII for the benefit of such holders:

         (A) in case of redemption on a date other than the date of the voluntary liquidation, dissolution or winding up of the Company within the meaning of Article VII, Section (2) of the Restated Certificate of Incorporation, an amount equal to $9,500 per share plus accrued dividends to the date of such redemption; or

         (B) in case of redemption on the date of the voluntary liquidation, dissolution or winding up of the Company within the meaning of said Article VII, Section (2), an amount per share equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock upon such voluntary liquidation, dissolution or winding up of the Company.

    In the event the Company shall at any time after December 11, 1990, (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the aggregate amount to which holders of Series A Cumulative Preferred Stock were entitled immediately prior to such event pursuant to clause (B) of this Section 7 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. FRACTIONAL SHARES. The Series A Cumulative Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Cumulative Preferred Stock. (The immediately preceding thirteen paragraphs were added by amendment adopted December 11, 1990.)


                                     XIII.

    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Oklahoma General Corporation Act is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. (This article added by amendment adopted May 19, 1988.)


                                      XIV.

    A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer of employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer of employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inur to the benefit of the indemnitee's heirs, executor and administrators; provided, however, that, except as provided in Section B of this Article XIV with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Any person who is or was a director or officer of a subsidiary of the corporation shall be deemed to be serving in such capacity at the request of the corporation for purposes of this Article XIV. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Oklahoma General Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service with respect to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. The rights to indemnification and advancement of expenses conferred in this Section A shall be a contract right.

    B.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under Section A of the
Article XIV is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Oklahoma General Corporation Act. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Oklahoma General Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this
Article XIV or otherwise shall be on the corporation.

    C. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, any By-law, any agreement, any vote of stockholders or disinterested directors or otherwise.

    D. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Oklahoma General Corporation Act.

    E. INDEMNIFICATION OF AGENTS. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the corporation and to any person serving at the request of the corporation as an agent of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent of the provisions of this Article XIV with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

    F. REPEAL OR MODIFICATION. Any repeal or modification of any provision of this Article XIV by the stockholders of the corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification. (This article added by amendment adopted May 19, 1988.)

                  ____________________________________________

    This Restated Certificate of Incorporation of Oklahoma Gas and Electric Company was duly adopted in accordance with the provisions of 18 O.S. 1080 by the Board of Directors of said corporation without a vote of shareholders.
This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the certificate of incorporation of Oklahoma Gas and Electric Company as amended or supplemented to the date hereof and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

                  ____________________________________________



    IN WITNESS WHEREOF, Oklahoma Gas and Electric Company has caused this Restated Certificate of Incorporation to be duly executed by its President and attested by its Secretary this 16th day of July, 1991.


                                           OKLAHOMA GAS AND ELECTRIC COMPANY


                                           By:
                                              ------------------------------
                                                        President

                                                   James G. Harlow, Jr.
                                           ---------------------------------
                                                   (Please Print Name)



ATTEST:

By:
   -----------------------------------
             Secretary

           Irma B. Elliott
--------------------------------------
         (Please Print Name)



STATE OF OKLAHOMA
                     SS.
COUNTY OF OKLAHOMA

    Before me, Jimmye Coachman, a Notary Public in and for said County and State, on this 16th day of July, 1991, personally appeared James G. Harlow, Jr., President, and Irma B. Elliott, Secretary of Oklahoma Gas and Electric Company, known to me to be the identical persons who subscribed the written and foregoing instrument and severally acknowledged to me that they executed the same as their free and voluntary act and deed on behalf of Oklahoma Gas and Electric Company, for their uses and purposes therein set forth, and that the facts stated herein are true.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

                                           Notary Public

SEAL

My Commission expires:

May 10, 1994

FEE:  $50.00
      (MINIMUM)
                                    AMENDED
                          CERTIFICATE OF INCORPORATION
FILE IN DUPLICATE     (AFTER RECEIPT OF PAYMENT OF STOCK)

PRINT CLEARLY

SOS CORP. KEY:                                               FOR OFFICE USE ONLY



PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.



TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:



         The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:



1.       A.      The name of the corporation is: Oklahoma Gas and Electric
                 Company

         B.      As amended: The name of the corporation has been changed to:

--------------------------------------------------------------------------------

2.       A.      No change, as filed
         B.      As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such
                 address is:


Ms. Irma B. Elliott   101 North Robinson     Oklahoma City  Oklahoma   73101
--------------------------------------------------------------------------------
NAME                  STREET ADDRESS         CITY           COUNTY     ZIP CODE
                      (P.O. BOXES ARE NOT ACCEPTABLE)


3.       A.      No Change, as filed 7/18/91
         B.      As amended: The duration of the corporation is:________________

4.       A.      No change, as filed 7/18/91
         B.      As amended: The purpose or purposes for which the corporation is formed are:

5.       A.      No change, as filed ________________.
         B.      As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:




NUMBER OF SHARES                      SERIES              PAR VALUE PER SHARE

Common______________________                              ______________________

Preferred___________________                              ______________________

TOTAL NO. SHARES:___________               TOTAL AUTHORIZED CAPITAL:____________




PLEASE SEE ATTACHMENT A FOR AMENDMENTS.

         That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.



         That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).



         SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., Section 1077.



         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its ____ President and attested by its ______ Secretary, this 21st day of July 1995.



                                        By /s/ STEVEN E. MOORE, President
                                        ----------------------------------------



                                        Steven E. Moore
                                        ----------------------------------------


                                                   (PLEASE PRINT NAME)


ATTEST:



/s/ IRMA B. ELLIOTT, Secretary
----------------------------------------



Irma B. Elliott
----------------------------------------


         (PLEASE PRINT NAME)

ATTACHMENT A



Section (5) of Article VII of the Restated Certificate of Incorporation of Oklahoma Gas and Electric Company is hereby amended so as to read in its entirety as follows:



                 (5) So long as any shares of the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock are outstanding, the corporation shall not, without the affirmative vote, given at a stockholders' meeting whereat the Preferred Stock shall vote separately as a class, the Cumulative Preferred Stock shall vote separately as a class, and the $25 Preferred Stock shall vote separately as a class, or written consent of the record holders of a majority of the total number of shares of the Preferred Stock, a majority of the total number of shares of Cumulative Preferred Stock and a majority of the total number of shares of $25 Preferred Stock, then outstanding merge or consolidate with any other corporation or corporations or sell all or substantially all of the assets of the corporation unless such merger, consolidation or sale or the issue or assumption of all securities to be issued or assumed in connection therewith shall have been ordered, approved or permitted by a commission or regulatory authority of the United States of America, or a state thereof, then having jurisdiction in the premises.



                 No such vote or consent of the holders of any shares of the Preferred Stock, Cumulative Preferred Stock, or $25 Preferred Stock shall be required, however, if, at or prior to such consolidation, merger or sale, provision is made for the redemption or other retirement of such shares.



                 The provisions set forth in the foregoing Section (4) and in this Section (5) of this Article VII are in addition to any other vote required by any provision of the Amended Articles of Incorporation or applicable statute and shall be so construed.